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WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
EXHIBIT 11(a)
COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
(In thousands, except per share data)

                                                                             YEARS ENDED
                                                           DECEMBER 29,      DECEMBER 31,     JANUARY 1,
                                                               1996             1995             1995
                                                               ----             ----             ----
            Weighted average number of
               common shares outstanding................     110,011          102,484          101,172

            Net shares issuable pursuant to employee
               stock option plans, less shares assumed
               repurchased at the average market price..       2,749            3,107            2,966


            Shares issuable upon conversion of
               company-obligated mandatorily redeemable
               preferred securities.....................       2,080

            Shares issuable upon conversion of
               exchangeable shares......................      16,450           16,450           16,450
                                                            --------         --------         --------
            Number of shares for computation of
               primary earnings per share...............     131,290          122,041          120,588
                                                            --------         --------         --------

            Net income..................................    $155,948         $110,070         $ 97,432

            Add distributions savings on assumed conversion
               of company-obligated mandatorily redeemable
               preferred securities, net of tax.........       1,745
                                                            --------         --------         --------

            Net income available to common shareholders.    $157,693         $110,070         $ 97,432
                                                            --------         --------         --------

            Primary earnings per common share...........       $1.20             $.90             $.81
                                                            ========         ========         ========


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WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
EXHIBIT 11(b)
COMPUTATION OF EARNINGS PER COMMON SHARE ASSUMING FULL DILUTION
(In thousands, except per share data)



                                                                             YEARS ENDED
                                                           DECEMBER 29,      DECEMBER 31,     JANUARY 1,
                                                               1996             1995             1995
                                                               ----             ----             ----

            Weighted average number of
               common shares outstanding................     110,011          102,484          101,172

            Add net additional shares issuable pursuant
               to employee stock option plans at the higher
               of the period-end or average market price       2,850            3,173            2,966

            Shares issuable upon conversion of
               company-obligated mandatorily
               redeemable preferred securities..........       2,080

            Add additional shares issuable
               assuming conversion of
               subordinated debentures..................       2,394            8,123            8,130

            Shares issuable upon conversion of
               exchangeable shares......................      16,450           16,450           16,450
                                                            --------         --------         --------

            Number of shares for computation of
               fully diluted earnings per common share..     133,785          130,230          128,718
                                                            --------         --------         --------

            Net income..................................    $155,948         $110,070         $ 97,432

            Add distributions savings on assumed conversion
               of company-obligated mandatorily redeemable
               preferred securities, net of tax.........       1,745

            Add interest savings on assumed dilutive
               conversion of subordinated
               debentures, net of tax...................       1,014            4,727            4,615
                                                            --------         --------         --------

            Net income for computation of
               fully diluted earnings per common share..    $158,707         $114,797         $102,047
                                                            --------         --------         --------

            Fully diluted earnings per common share.....       $1.19             $.88             $.79
                                                            ========         ========         ========


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